RECORDATION REQUESTED BY:

         FIRST WASHINGTON STATE BANK
         Rt. 130 & Main Street
         P.O. Box 500
         Windsor, NJ 08561

WHEN RECORDED MAIL TO:

         FIRST WASHINGTON STATE BANK
         Rt. 130 & Main Street
         P.O. Box 500
         Windsor, NJ 08561

SEND TAX NOTICES TO:

         FIRST WASHINGTON STATE BANK
         Rt. 130 & Main Street
         P.O. Box 500
         Windsor, NJ 08561

                               SPACE ABOVE THIS LINE IS FOR RECORDER'S USE ONLY

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         This Mortgage prepared by:  X____________________________________
                                      Name of Signer: James C. Hasemann

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                                   MORTGAGE

THIS MORTGAGE IS DATED OCTOBER 2, 1997, between The Building Center, Inc., whose address is PO Box 782, Hightstown, NJ 08520 (referred to below as "Grantor"); and FIRST WASHINGTON STATE BANK, whose address is Rt 130 & Main Street, P.O. Box 500, Windsor, NJ 08561 (referred to below as "Lender").

GRANT OF MORTGAGE. For valuable consideration, Grantor mortgages and conveys to Lender all of Grantor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, Improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights, watercourses and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, located in Mercer County, State of New Jersey (the "Real Property"):

Lot 43.01, Block 58.12, East Windsor Township, Mercer County, New Jersey

The Real Property or its address is commonly known as 572 Rt 130, Hightstown, NJ 08520.

Grantor presently assigns to Lender all of Grantor's right, title, and interest in and to all leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

DEFINITIONS. The following words shall have the following meanings when used in this Mortgage. Terms not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

         Borrower. The word "Borrower" means each and every person or entity signing the Note, including without limitation New America Network, Inc.

         Existing Indebtedness. The words "Existing Indebtedness" mean the Indebtedness described below in the Existing Indebtedness section of this Mortgage.

         Grantor. The word "Grantor" means any and all persons and entities executing this Mortgage, including without limitation all Grantors named above. The Grantor is the mortgagor under this Mortgage. Any Grantor who signs this Mortgage, but does not sign the Note, is signing this Mortgage only to grant and convey that Grantor's interest in the Real Property and to grant a security interest in Grantor's interest in the Rents and Personal Property to Lender and is not personally liable under the Note except as otherwise provided by contract or law.

         Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

         Improvements. The word "Improvements" means and includes without limitation all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

         Indebtedness. The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Grantor or expenses incurred by Lender to enforce obligations of Grantor under this Mortgage, together with interest on such amounts as provided in this Mortgage. In addition to the Note, the word "Indebtedness" includes all obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated and whether Borrower may be liable individually or jointly with others, whether obligated as guarantor or otherwise, and whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations, and whether such Indebtedness may be or hereafter may become otherwise unenforceable. Specifically, without limitation, this Mortgage secures a revolving line of credit under which Lender may make advances to Borrower so long as Borrower complies with all the terms of the Note. The lien of this Mortgage shall not exceed at any one time the principal amount of $100,000.00, plus accrued interest, payments made by Lender for taxes and insurance, and any other payments made by Lender as provided for in this Mortgage.

         Lender. The word "Lender" means FIRST WASHINGTON STATE BANK, its successors and assigns. The Lender is the mortgagee under this Mortgage.

         Mortgage. The word "Mortgage" means this Mortgage between Grantor and Lender, and includes without limitation all assignments and security interest provisions relating to the Personal Property and Rents.

         Note. The word "Note" means the promissory note or credit agreement dated October 2, 1997, in the original principal amount of $100,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. NOTICE TO
         GRANTOR:  THE NOTE CONTAINS A VARIABLE INTEREST RATE.

         Personal Property. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

         Property. The word "Property" means collectively the Real Property and the Personal Property.

         Real Property. The words "Real Property" mean the property, interests and rights described above in the "Grant of Mortgage" section.

         Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

         Rents. The word "Rents" means al present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

THIS MORTGAGE, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE Indebtedness AND (2) PERFORMANCE OF ALL OBLIGATIONS OF GRANTOR UNDER THIS MORTGAGE AND THE RELATED DOCUMENTS. THIS MORTGAGE IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

GRANTOR'S WAIVERS: Grantor waives all rights or defenses arising by reason of any "one action" or anti deficiency "law", or any other law which deficiency, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (a) this Mortgage is executed at Borrower's request and not at the request of Lender;
(b) Grantor has the full power, right, and authority to enter into this Mortgage and to hypothecate the Property; (c) the provisions of this Mortgage do not conflict with, or result in a default under any agreement or other instrument binding upon Grantor and do not result in a violation of any law, regulation, court decree or order applicable to Grantor; (d) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (e) Lender has made no representation to Grantor about Borrower (including without limitation the creditworthiness of Borrower).

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Mortgage, Borrower shall pay to Lender all Indebtedness secured by this Mortgage as it becomes due, and Borrower and Grantor shall strictly perform all their respective obligations under this Mortgage.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor and Borrower agree that Grantor's possession and use of the Property shall be governed by the following provisions:

         Possession and Use. Until in default, Grantor may remain in possession and control of and operate and manage the Property and collect the Rents from the Property.

         Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

         Hazardous Substances. The terms "hazardous waste," "hazardous substance," disposal," "release," and "threatened release," as used in this Mortgage, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9061, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.
         Section 1801, et seq., the Resource Conservation and Recovery Act, 42

         U.S.C. Section 6901, et seq., the New Jersey Industrial Site Recovery Act, NJSA Section 13:1K-6 ("ISRA"), the New Jersey Spill Compensation and Control Act, NJSA 58:10-23.11, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. Grantor represents and warrants to Lender that: (a) During the period of Grantor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from the Property; (b) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the Property by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (c) Except as previously disclosed to and acknowledged by Lender in writing, (i) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Mortgage. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for hazardous waste and hazardous substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Mortgage or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Mortgage, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Mortgage and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

         Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove,any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender.

         Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

         Lender's Right to Enter. Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Property for purposes of Grantor's compliance with the terms and conditions of this Mortgage.

         Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests, in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surely bond, reasonably satisfactory to Lender, to protect Lender's interest.

         Duty to Protect. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at its option, declare immediately due and payable all sums secured by this Mortgage upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property Interest. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by New Jersey law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Mortgage.

         Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, payroll taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Mortgage, except for the lien of taxes and assessments not due, except for the Existing Indebtedness referred to below, and except as otherwise provided in the following paragraph.

         Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

         Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

         Notice of Construction. Grantor shall notify Lender at least fifteen
         (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any construction lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such Improvements.

         No Claim for Credit For Taxes. Grantor or Borrower will not make deduction from or claim credit on the principal or interest secured by this Mortgage by reason of any governmental taxes, assessments or charges. Grantor or Borrower will not claim any deduction from the taxable value of the Property by reason of this Mortgage.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Mortgage.

         Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require. Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender. Grantor shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of ten (10) day's prior written notice to Lender and not containing any disclaimer of the Insurer's liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

         Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether nor not Lender's security is impaired, Lender may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default hereunder. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Mortgage, then to repay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor.

         Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Mortgage at any trustee's sale or other sale held under the provisions of this Mortgage, or at any foreclosure sale of such Property.

         Compliance with Existing Indebtedness. During the period in which any Existing Indebtedness described below is in effect, compliance with the insurance provisions contained in the instrument evidencing such Existing Indebtedness shall constitute compliance with the insurance provisions under this Mortgage, to the extent compliance with the terms of this Mortgage would constitute a duplication of insurance requirement. If any proceeds from the insurance become payable on loss, the provisions in this Mortgage for division of proceeds shall apply only to that portion of the proceeds not payable to the holder of the Existing Indebtedness.

         Grantor's Report on Insurance. Upon request of Lender, however, not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

EXPENDITURES BY LENDER. If Grantor fails to comply with any provision of this Mortgage, including any obligation to maintain Existing Indebtedness in good standing as required below, or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Grantor's behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the rate provided for in the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or
(ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Mortgage also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or remedies to which Lender may be entitled on account of the default. Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Mortgage.

         Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in the Existing Indebtedness section below or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Mortgage, and (b) Grantor has the full right, power, and authority to execute and deliver this Mortgage to Lender.

         Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Lender under this Mortgage, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

         Compliance With Laws. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

EXISTING Indebtedness. The following provisions concerning existing Indebtedness (the "Existing Indebtedness") are a part of this Mortgage.

         Existing Lien. The lien of this Mortgage securing the Indebtedness may be secondary and inferior to an existing lien. Grantor expressly covenants and agrees to pay, or see to the payment of, the Existing Indebtedness and to prevent any default on such Indebtedness, any detail under the instruments evidencing such Indebtedness, or any default under any security documents for such Indebtedness.

         Default. If the payment of any installment of principal or any interest on the Existing Indebtedness is not made within the time required by the note evidencing such Indebtedness, or should a default occur under the instrument securing such Indebtedness and not be cured during any applicable grace period therein, then, at the option of Lender, the Indebtedness secured by this Mortgage shall become immediately due and payable, and this Mortgage shall be in default.

         No Modification. Grantor shall not enter into any agreement with the holder of any mortgage, deed of trust, or other security agreement which has priority over this Mortgage by which that agreement is modified, amended, extended, or renewed without the prior written consent of Lender. Grantor shall neither request nor accept any future advances under any such security agreement without the prior consent of Lender.

CONDEMNATION. The following provisions relating to condemnation of the Property are a part of this Mortgage.

         Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses and attorneys' fees incurred by Lender in connection with the condemnation.

         Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Mortgage.

         Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Mortgage and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Mortgage, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Mortgage.

         Taxes. The following shall constitute taxes to which this section applies: (a) a specific tax upon this type of Mortgage or upon all or any part of the Indebtedness secured by this Mortgage; (b) a specific tax on Borrower which Borrower is authorized or required to deduct from payments on the Indebtedness secured by this type of Mortgage;
         (c) a tax on this type of Mortgage chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the Indebtedness or on payments or principal and interest made by Borrower.

         Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Mortgage, this event shall have the same effect as an Event of Default (as defined below), and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (a) pays the tax before it becomes delinquent, or (b) contests the tax as provided above in the Taxes and Lien section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT, FINANCING STATEMENTS. The following provisions relating to this Mortgage as a security agreement are a part of this Mortgage.

         Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all the rights of a secured party under the Uniform Commercial Code as amended from time to time. ???? perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Mortgage in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Mortgage as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall assemble the Personal Property in manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender.

         Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Mortgage may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Mortgage.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Mortgage.

         Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Grantor and Borrower under the Note, this Mortgage, and the Related Documents, and (b) the liens and security interests created by this Mortgage on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or agreed to the contrary by Lender in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

         Attorney-In-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, nd otherwise performs all the obligations imposed upon Grantor under this Mortgage, Lender shall execute and deliver to Grantor a suitable satisfaction of this Mortgage and suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal property. Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by lender from time to time.

DEFAULT. Each of the following, at the option of Lender, shall constitute an event of default ("Event of Default") under this Mortgage:

         Default on Indebtedness. Failure of Borrower to make any payment when due on the Indebtedness.

         Default on Other Payments. Failure of Grantor within the time required by this Mortgage to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

         Compliance Default. Failure of Grantor or Borrower to comply with any other term, obligation, covenant or condition contained in this Mortgage, the Note or in any of the Related Documents.

         Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's ability to repay the Note or Borrower's or Grantor's ability to perform their respective obligations under this Mortgage or any of the Related Documents.

         False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor or Borrower under this Mortgage, the Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

         Defective Collateralization. This Mortgage or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

         Insolvency. The dissolution or termination of Grantor or Borrower's existence as a going business, the insolvency of Grantor or Borrower, the appointment of a receiver for any part of Grantor of Borrower's property, any assignment for the benefit of creditors, and type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor or Borrower.

         Foreclosure, Forfeiture, etc. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any of the Property. However, this subsection shall not apply in the event of a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the foreclosure or forfeiture proceeding, provided that Grantor gives Lender written notice of such claim and furnishes reserves or a surety bond for the claim satisfactory to Lender.

         Breach of Other Agreement. Any breach by Grantor or Borrower under the terms of any other agreement between Grantor or Borrower and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any Indebtedness or other obligation of Grantor or Borrower to Lender, whether existing now or later.

         Existing Indebtedness. A default shall occur under any Existing Indebtedness or under any Instrument on the Property securing any Existing Indebtedness, or commencement of any suit or other action to foreclose any existing lien on the Property.

         Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, any, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

         Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

         Insecurity.  Lender in good faith deems itself insecure.

         Right to Cure. If such a failure is curable and if Grantor or Borrower has not been given a notice of a breach of the same provision of this Mortgage within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Grantor or Borrower, after Lender sends written notice demanding cure of such failure: (a) cures the failure within thirty (30) days; or
         (b) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

         Accelerate Indebtedness. Lender shall have the right at its option without notice to Borrower to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Borrower would be required to pay.

         UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

         Lender in Possession. Upon acceleration of the Indebtedness or abandonment of the Property, Lender (in person, by agent or by judicially appointed receiver) shall be entitled to enter upon, take possession of an manage the Property and to collect the Rents, including those past due. Any Rents collected by Lender or the receiver shall be applied first to payment of the costs of management of the Property and collection of Rents, including but not limited to receiver's fees, premiums on the receiver's bonds and reasonable attorneys' fees and then to the other Indebtedness secured by this Mortgage.

         Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceed, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by lender shall not disqualify a person from serving as a receiver.

         Judicial Foreclosure. Lender may obtain a judicial decree foreclosing Grantor's interest in all or any part of the Property.

         Nonjudicial Sale. If permitted by applicable law, Lender may foreclose Grantor's interest in all or in any part of the Personal Property or the Real Property by nonjudicial sale.

         Tenancy at Sufferance. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufference of Lender or the purchaser of the Property and shall at Lender's ???? either (a) pay a reasonable rental for the use of the Property or (b) vacate the Property immediately upon the demand of the Lender.

         Other Remedies. Lender shall have all other rights and remedies provided in this Mortgage or the Note or available at law or in equity.

         Sale of the Property. To the extent permitted by applicable law, Grantor or Borrower hereby waive any and all right to have the property marshalled. In exercising its rights and remedies, Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

         Notice of Sale. Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition.

         Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Mortgage shall not constitute a waiver of or prejudice the party's rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Grantor or Borrower under this Mortgage after failure of Grantor or Borrower to perform shall not affect Lender's right to declare a default and exercise its remedies under this Mortgage.

         Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Mortgage, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the rate provided for in the Note. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, and title insurance, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

NOTICES TO GRANTOR AND OTHER PARTIES. Any notice under this Mortgage, including without limitation any notice of default and any notice of sale to Grantor, shall be in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Mortgage. Any party may change its address for notices under this Mortgage by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. All copies of notices of foreclosure from the holder of any lien which has priority over this Mortgage shall be sent to Lender's address, as shown near the beginning of this Mortgage. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Mortgage:

         Amendments. This Mortgage, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Mortgage. No alteration of or amendment to this Mortgage shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         Annual Reports. If the Property is used for purposes other than Grantor's residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor's previous fiscal year in such form and detail as Lender shall require. "Net operating income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

         Applicable Law. This Mortgage has been delivered to Lender and accepted by Lender in the State of New Jersey. This Mortgage shall be governed by and construed in accordance with the laws of the State of New Jersey.

         Caption Headings. Caption headings in this Mortgage are for convenience purposes only and are not to be used to interpret or define the provisions of this Mortgage.

         Merger. There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

         Multiple Parties; Corporate Authority. All obligations of Grantor and Borrower under this Mortgage shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Mortgage.

         No Joint Venture or Partnership. The relationship of Grantor, Borrower and Lender created by this Mortgage is strictly that of debtor-creditor, and nothing contained in this Mortgage or in any of the Related Documents shall be deemed or construed to create a partnership or joint venture between Grantor, Borrower and Lender.

         Severability. If a court of competent jurisdiction finds any provision of this Mortgage to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Mortgage in all other respects shall remain valid and enforceable.

         Successors and Assigns. Subject to the limitations stated in this Mortgage on transfer of Grantor's interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Mortgage and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Mortgage or liability under the Indebtedness.

         Time is of the Essence. Time is of the essence in the performance of this Mortgage.

         Waivers and Consents. Lender shall not be deemed to have waived any rights under this Mortgage (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Mortgage shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Grantor or Borrower, shall constitute a waiver of any of Lender's rights or any of Grantor or Borrower's obligations as to any future transactions. Whenever consent by Lender is required in this Mortgage, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

GRANTOR ACKNOWLEDGES HAVING REAL ALL THE PROVISIONS OF THIS MORTGAGE, AND GRANTOR AGREES TO ITS TERMS. GRANTOR ACKNOWLEDGES RECEIPT, WITHOUT CHARGE, OF A TRUE AND CORRECT COPY OF THIS MORTGAGE.

GRANTOR:

The Building Center, Inc.

By:_________________________        By:___________________________
   Gerald C. Finn, President           Norma Finn, Secretary

                           CORPORATE ACKNOWLEDGMENT

STATE OF _______________ )
                         )  ss
COUNTY OF ______________ )

                       BE IT REMEMBERED that on this ____ day of _________, 19__, me, the subscribers, personally appeared Gerald C. Finn and Norma Finn of The Building Center, Inc. who, I am satisfied, are the persons who signed the within instrument, and they acknowledged that they signed, sealed with the corporate seal and delivered the same as such officers aforesaid, and that the within instrument is the voluntary act and deed of such corporation, made by virtue of a resolution of its Board of Directors.

                                            -----------------------------------
                                            [Notary Public]